EXHIBIT 99.906CERT

CERTIFICATIONS BY PRESIDENT AND TREASURER OF

PARNASSUS FUNDS AND THE PARNASSUS FUNDS II

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

Pursuant to 18 U.S.C. § 1350, the undersigned officers of the Parnassus Funds and the Parnassus Funds II (the “Registrant”), hereby certify, to the best of their knowledge, that the Registrant’s Report on Form N-CSR for the period ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 17, 2026	/s/ Benjamin E. Allen
Benjamin E. Allen
President and Principal Executive Officer
Date: February 17, 2026	/s/ Marc C. Mahon
Marc C. Mahon
Treasurer and Principal Financial Officer